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                                                                     EXHIBIT 5.1


               [POWELL, GOLDSTEIN, FRAZER & MURPHY LLP LETTERHEAD]


                               December 8, 1998


Outdoor Systems, Inc.
2502 N. Black Canyon Highway
Phoenix, Arizona  85009

         Re: $1,000,000,000 Aggregate Offering Price of Securities of Outdoor Systems, Inc.

Ladies and Gentlemen:

         In connection with the registration statement on Form S-3 (the "Registration Statement") filed on December 8, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

         You have provided us with a prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Outdoor Systems, Inc., a Delaware corporation (the "Company"), of up to $1,000,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), (ii) shares of common stock, par value $.01 per share (the "Common Stock"), (iii) shares of preferred stock, par value $.01 per share (the "Preferred Stock") and
(iv) warrants to acquire Debt Securities, Common Stock or Preferred Stock (collectively, the "Warrants"), and the issuance by certain of the Company's direct and indirect wholly-owned subsidiaries (the "Subsidiaries") of guarantees of the Debt Securities (the "Guarantees"). The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock or Debt Securities.

         The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an "Indenture"), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a "Trustee"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and among the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").
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Outdoor Systems, Inc.
December 8, 1998
Page 2

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in full compliance with all requirements of applicable federal, Delaware and other laws, rules, and regulations, in the manner currently proposed.

         We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such agreements, instruments, corporate records and other documents of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have been furnished with, and with your consent have relied upon exclusively, certificates of officers of the Company with respect to certain factual matters set forth therein. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein only as to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs 1, 2 and 5 below, the internal laws of the State of New York (excluding the conflict of law provisions thereof), and we express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws, rules, or regulations of any local agencies within any state.

         Based upon and subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

         1. When (a) the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law, rule or regulation applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company or to which
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Outdoor Systems, Inc.
December 8, 1998
Page 3

the Company or any of its assets is subject, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether or not imposed by any court or governmental or regulatory body having jurisdiction over the Company and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. When (a) the Company, the Subsidiaries delivering Guarantees of Debt Securities and the Trustee duly execute and deliver an Indenture and the specific terms of the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the applicable Indenture, the Guarantees have been duly executed and delivered and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provision of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Guarantees as executed and delivered do not violate any law, rule or regulation applicable to each Subsidiary delivering a Guarantee or result in a default under or breach of any agreement or instrument binding upon each such Subsidiary or to which any such Subsidiary or any of its assets is subject, and (e) assuming that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to each Subsidiary delivering a Guarantee, whether or not imposed by any court or governmental or regulatory body having jurisdiction over each such Subsidiary, and (f) assuming that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of each Subsidiary delivering a Guarantee, enforceable against each such Subsidiary in accordance with the terms of the Guarantees.

         3. The Company has the authority pursuant to its Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to issue up to 12,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

         4. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 600,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the
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Outdoor Systems, Inc.
December 8, 1998
Page 4


Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for shares of Common Stock not in excess of the aggregate number of shares of Common Stock authorized but unissued or held in treasury by the Company in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         5. When (a) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants as executed and delivered do not violate any law, rule, or regulation applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company or to which the Company or any of its assets is subject, and (e) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether or not imposed by any court or governmental or regulatory body having jurisdiction over the Company and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth in paragraphs 1, 2 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. The opinions set forth in paragraphs 1 and 2 above are further qualified in that certain remedies, waivers and other provisions of the
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Outdoor Systems, Inc.
December 8, 1998
Page 5


Indenture, the Guarantees and the Debt Securities may be unenforceable; nevertheless, such unenforceability will not render the Indenture, the Guarantees or the Debt Securities invalid as a whole or preclude the judicial enforcement of the obligations of the Company or the Guarantors to pay the principal of and interest on the Debt Securities as provided therein.

         To the extent that the obligations of the Company and the Subsidiaries under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that each of the Company and the Subsidiaries has been duly organized and is validly existing under applicable state law, and has the organizational power and authority to issue and sell the Securities; that the applicable Indenture has been duly authorized by all necessary organizational action by the Company and the Subsidiaries, has been duly executed and delivered by the Company and the Subsidiaries and constitutes the legally valid, binding and enforceable obligation of each of the Company and the Subsidiaries enforceable against each of the Company and the Subsidiaries in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Securities; that the applicable Warrant Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.
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Outdoor Systems, Inc.
December 8, 1998
Page 6


         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                     Very truly yours,

                                     /s/ Powell, Goldstein, Frazer & Murphy LLP
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